Exhibit 99.2

Aditx Therapeutics, Inc. (Aditxt) Announces Closing of Initial Public Offering

Trading on Nasdaq under Ticker “ADTX”

Loma Linda, CA, July 02, 2020 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- Aditx Therapeutics, Inc. (Aditxt) (the “Company”) (ADTX), a life sciences company developing technologies specifically focused on improving the health of the immune system through immune reprogramming and monitoring, today announced the closing of its previously announced $11.0 million initial public offering of 1,226,668 units, each unit consisting of one share of common stock, one Series A warrant, and one Series B warrant. In addition, the underwriters partially exercised their overallotment option and purchased Series A Warrants to purchase an aggregate of 184,000 shares of common stock and Series B Warrants to purchase an aggregate of 184,000 shares of common stock. The Series A warrants permit the holder to purchase one share of common stock at an exercise price of $9.00 and expire after 5 years. The Series B warrants contain an exchange feature that will permit the holder to exchange the warrant into shares of common stock on a one-for-one basis any time commencing the earlier of 10 days from the IPO or the time when $10 million of volume is traded in the common stock, if the closing stock price of the common stock on the date of exercise is below the exercise price of the Series B warrant.  The underwriters continue to hold a 45-day option to purchase up to an additional 184,000 shares of common stock at the public offering price, less underwriting discounts and commissions, to cover over-allotments, if any.

Each unit was sold at price of $9.00.  The common stock and the accompanying warrants included in the units were purchased together in this offering but were issued separately and were immediately separable upon issuance. The Company’s common stock began trading on the Nasdaq Capital Market under the ticker symbol “ADTX” on June 30, 2020. The Company does not intend to apply for any listing of either of the warrants on the Nasdaq Capital Market or any other securities exchange or nationally recognized trading system, and it does not expect a market to develop for the Series A Warrants or the Series B Warrants.

Dawson James Securities acted as the sole book-running manager for the offering.  ViewTrade Securities acted as the co-manager for the offering. Sheppard, Mullin, Richter, & Hampton LLP served as counsel to the Company in this offering.

A registration statement relating to the offering of these securities was declared effective by the Securities and Exchange Commission (the “SEC”) on June 29, 2020. Copies of the registration statement can be accessed by visiting the SEC’s website at www.sec.gov. The offering was made only by means of a prospectus. A copy of the final prospectus relating to the offering may be obtained by visiting the SEC’s website or from: Dawson James Securities, 1 N. Federal Highway 5th Floor Boca Raton, Florida 33432, Attention: Prospectus Department or by email at syndicate@dawsonjames.com.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, securities of the Company, and no offer or sale of the Company’s securities shall be made in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aditxt

Aditxt is developing technologies specifically focused on improving the health of the immune system through immune reprogramming and monitoring. The immune reprogramming technology is currently at the pre-clinical stage and is designed to retrain the immune system to induce tolerance with an objective of addressing rejection of transplanted organs, autoimmune diseases, and allergies. The immune monitoring technology is designed to provide a personalized comprehensive profile of the immune system. For more information, please visit: www.aditxt.com

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, including the Company’s expectations regarding the proposed offering of the Company’s shares of common stock, including as to the consummation of the offering described above and the size of the offering are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, risk factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Aditxt:
Amro Albanna
Co-founder and Chief Executive Officer
IR@aditxt.com

Investor Relations:

PCG Advisory:

Jeff Ramson
Chief Executive Officer
IR@aditxt.com
646-762-4518